Exhibit 99.1

MEDIACROSSING INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

MEDIACROSSING INC. CONTENTS

Independent Auditors’ Report	1-2

Financial Statements

Balance Sheets	3-4
Statements of Operations	5
Statements of Changes in Stockholders’ Equity	6
Statements of Cash Flows	7-8

Notes to Financial Statements	9-25

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
MediaCrossing Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of MediaCrossing Inc. (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ equity  and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of  financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MediaCrossing Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP
Hartford, CT
February 18, 2021

MEDIACROSSING INC. BALANCE SHEETS DECEMBER 31, 2020 AND 2019

	2020	2019

Assets

Current Assets
Cash and cash equivalents	$2,918,707	$3,676,966
Accounts receivable	2,392,617	4,142,386
Media rebate receivable	722,396	--
Prepaid expenses and other current assets	152,151	1,036,805

Total Current Assets	6,185,871	8,856,157

Property and Equipment, Net	56,674	86,722

Operating Lease Right-of-Use Assets, Net	1,320,934	1,495,492

Other Assets
Restricted cash	262,500	--
Deferred tax asset, net	1,636,292	1,326,675
Security deposits	62,374	62,374

Total Other Assets	1,961,166	1,389,049

Total Assets	$9,524,645	$11,827,420

The accompanying notes are an integral part of these financial statements

MEDIACROSSING INC. BALANCE SHEETS (CONTINUED) DECEMBER 31, 2020 AND 2019

	2020	2019

Liabilities and Stockholders’ Equity

Current Liabilities
Current portion of U.S. Small Business Administration Paycheck Protection Program loan	$264,325	$--
Current portion of operating lease liabilities	184,625	152,316
Accounts payable	1,956,820	2,962,426
Accrued expenses	589,005	1,561,805
Advance billings	930,943	1,233,847
Media rebate funding agreement liability	456,827	--
Income taxes payable	--	35,706

Total Current Liabilities	4,382,545	5,946,100

Long-term Liabilities
U.S. Small Business Administration Paycheck Protection Program loan, less current portion	217,000	--
Operating lease liabilities	1,261,252	1,445,877

Total Long-term Liabilities	1,478,252	1,445,877

Total Liabilities	5,860,797	7,391,977

Stockholders’ Equity
Series A Convertible Preferred Stock, $.0001 par value, 47,127 shares authorized, issued and outstanding; accumulated undeclared and unpaid dividends of $3,383,869 in 2020 and $2,911,091 in 2019; liquidation preference $11,263,503	5	5
Series A-1 Convertible Preferred Stock, $.0001 par value, 53,312 shares authorized, issued and outstanding; accumulated undeclared and unpaid dividends of $669,146 in 2020 and $565,536 in 2019 liquidation preference $2,395,975	5	5
Series A-2 Convertible Preferred Stock, $.0001 par value, 8,488,329 shares authorized, issued and outstanding; accumulated undeclared and unpaid dividends of $185,460 in 2020 and $152,440 in 2019 liquidation preference $735,461	849	849
Voting common stock, $.0001 par value, 22,115,392 authorized; 6,000 shares issued and outstanding	1	1
Non-voting common stock, $.0001 par value, 12,000,000 authorized; 84,917 shares issued and outstanding	8	8
Additional paid-in capital	10,224,642	10,173,291
Accumulated deficit	(6,561,662)	(5,738,716)

Total Stockholders’ Equity	3,663,848	4,435,443

Total Liabilities and Stockholders’ Equity	$9,524,645	$11,827,420

The accompanying notes are an integral part of these financial statements

MEDIACROSSING INC. STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

Net Revenue	$4,627,622	$7,771,475

Operating Expenses
Cost of services	1,380,458	1,488,050
Employee compensation and benefits	2,332,304	2,758,729
Business development and marketing	917,078	1,862,513
Selling, general and administrative	1,107,877	854,167

Total Operating Expenses	5,737,717	6,963,459

(Loss) Income from Operations	(1,110,095)	808,016

Interest Income	10,864	57,146

(Loss) Income before Income Tax Benefit (Expense)	(1,099,231)	865,162

Income Tax Benefit (Expense)	276,285	(298,449)

Net (Loss) Income	$(822,946)	$566,713

The accompanying notes are an integral part of these financial statements

MEDIACROSSING INC. STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Voting Common Stock		Non-Voting Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance - January 1, 2019, as reported	47,127	$5	53,312	$5	8,488,329	$849	6,000	$1	84,917	$8	$10,118,827	$(6,177,317)	$3,942,378

Cumulative effect of accounting change- see Note 3	--	--	--	--	--	--	--	--	--	--	--	(128,112)	(128,112)

Stock-based compensation expense	--	--	--	--	--	--	--	--	--	--	54,464	--	54,464

Net income	--	--	--	--	--	--	--	--	--	--	--	566,713	566,713

Balance - December 31, 2019	47,127	5	53,312	5	8,488,329	849	6,000	1	84,917	8	10,173,291	(5,738,716)	4,435,443

Stock-based compensation expense	--	--	--	--	--	--	--	--	--	--	51,351	--	51,351

Net loss	--	--	--	--	--	--	--	--	--	--	--	(822,946)	(822,946)

Balance - December 31, 2020	47,127	$5	53,312	$5	8,488,329	$849	6,000	$1	84,917	$8	$10,224,642	$(6,561,662)	$3,663,848

The accompanying notes are an integral part of these financial statements

MEDIACROSSING INC. STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

Cash Flows from Operating Activities
Net (loss) income	$(822,946)	$566,713
Adjustment to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	37,288	36,655
Stock-based compensation	51,351	54,464
Deferred tax (benefit) expense	(309,617)	186,234
Loss on disposal of property and equipment	529	--
Changes in operating assets and liabilities:
Accounts receivable	1,749,769	(2,310,368)
Media rebate receivable	(722,396)	--
Prepaid expenses and other current assets	884,654	(326,503)
Operating lease right-of-use assets and lease liabilities	22,242	61,923
Accounts payable	(1,005,606)	97,597
Accrued expenses	(972,800)	1,069,221
Advance billings	(302,904)	(454,815)
Media rebate funding agreement liability	456,827	--
Income taxes payable	(35,706)	35,706

Net Cash Used in Operating Activities	(969,315)	(983,173)

Cash Flows from Investing Activities
Purchases of property and equipment	(8,469)	(48,521)
Security deposit on operating lease	--	(19,208)
Proceeds from sale of property and equipment	700	--

Net Cash Used in Investing Activities	(7,769)	(67,729)

Cash Provided by Financing Activities
Proceeds from Paycheck Protection Plan loan	481,325	--

Net Change in Cash, Restricted Cash, and Cash Equivalents	(495,759)	(1,050,902)

Cash, Restricted Cash, and Cash Equivalents - Beginning	3,676,966	4,727,868

Cash, Restricted Cash and Cash Equivalents - Ending	$3,181,207	$3,676,966

The accompanying notes are an integral part of these financial statements

MEDIACROSSING INC. STATEMENTS OF CASH FLOWS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

Reconciliation of Cash, Restricted Cash, and Cash Equivalents
Cash and cash equivalents	$2,918,707	$3,676,966
Restricted cash	262,500	--

Total Cash, Restricted Cash and Cash Equivalents	$3,181,207	$3,676,966

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$35,271	$74,892

The accompanying notes are an integral part of these financial statements

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 1 – Nature of Business

MediaCrossing Inc. (the “Company”) is an independent advertising agency that primarily plans, executes, measures, analyzes, and optimizes media campaigns on behalf of marketers and agency clients.  The Company utilizes a series of ad-tech platforms that provide trading, data, analysis, and reporting for client campaigns.  The Company was founded in 2012 and is headquartered in Stamford, CT.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) require Company management to make assumptions and estimates that affect reported assets and liabilities at the financial statement date and reported revenues and expenses during the reporting period.  Financial statement amounts subject to such estimates include, but are not limited to, the allowance for doubtful accounts, stock-based compensation expense, lease amortization imputed interest rate, and depreciation and amortization expense.  Actual results could differ from management estimates.

Cash, Restricted Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments, with an original maturity of three months or less, to be cash equivalents.  The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits.  The Company had amounts on deposit in excess of federally insured limits in accounts with one financial institution.  The Company has not experienced any losses in these accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

The Company’s restricted cash account is collateral for credit card line with a financial institution.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 2 – Summary of Significant Accounting Policies (Continued)

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  The Company records a provision for doubtful accounts based on historical experience and a detailed assessment of collectability of its accounts receivable. In estimating, the allowance for doubtful accounts, management considers, among other factors, the aging of the accounts receivable and the creditworthiness of each customer.  If there is an unexpected material adverse change in a customer’s ability to meet its financial obligations, the Company’s estimate of the recoverability of the amounts due could be reduced by a material amount.  Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. During 2020, the Company wrote off $209,526 of receivables from one customer as a result of impact of COVID-19 on customer’s operations.  There were no bad debts in 2019. The Company has determined all amounts outstanding were collectible and has not record an allowance for doubtful accounts at December 31, 2020 and 2019.

Media Rebate Receivable

Media rebates receivable represents balance of cash payment advanced to a customer that is owed to the Company.  The Company, along with its transaction partners, advanced $1,500,000 to a customer in February 2020. The advance is repayable to the Company through each of the customer’s subsequent purchase of media advertising. Under the terms and conditions of the agreement, the customer is charged a fixed fee on each media purchase which is applied to the outstanding principal advanced, plus a fixed rate of return. The return is recorded in Net Revenue.  The Company expects to collect the outstanding balance in 2021 and has not recorded an allowance.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets which range from 3 to 5 years except for leasehold improvements which are amortized over the lesser of the estimated useful lives of the assets or the term of the lease.

Maintenance and repairs are charged to expense as incurred. Improvements and betterments are capitalized.  When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the balance sheet and any resulting gain or loss is reflected in operations in the period realized.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 2 – Summary of Significant Accounting Policies (Continued)

Long-Lived Assets

Long-lived assets consist primarily of property and equipment.  The Company periodically reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired or the estimated useful lives are no longer appropriate.  If indicators of impairment exist and the undiscounted projected cash flows associated with such asset are less than the carrying amount of the asset, an impairment loss is recorded to write the asset down to its estimated fair value.

Advance Billings

Advance billings represent billings to customers prior to satisfying the contracted performance obligation.  The billings are in accordance with the terms of the client contracts and include both the cost of media and the agency commissions.

Media Rebate Funding Agreement Liability

The media rebate funding agreement liability represents a payable to the Company’s transaction partners related to the media rebate advanced to a customer in February 2020.  The Company has partners that provided a portion of funding advanced to the customer and, accordingly, has sequential liability with its partners. As the Company is repaid the media rebate advanced through each subsequent media purchase with the customer, they in turn repay the partners for their share on a pro-rata basis. The Company expects to fully collect the outstanding media rebate advance and to subsequently repay its transaction partners in 2021.

Revenue Recognition

Effective January 1, 2019, the Company adopted Financial Accounting Standards Board (the “FASB”) ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company recognizes revenue when control of the promised good or service is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods or services. See Note 3 herein for further information.

Cost of Services

Cost of services sold consists primarily of staffing costs of the Company’s delivery group that sets up, initiates and monitors client contracted advertising campaigns.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 2 – Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation

The Company issues stock-based compensation awards and measures and recognizes the cost of employee services received in exchange for an award of equity instruments. The Company uses the Black-Scholes Merton option pricing model to determine the fair value of equity granted. The determination of the fair value of share-based payment awards utilizing Black-Scholes Merton model is affected by stock price and a number of assumptions, including volatility, expected term, risk-free interest rate and expected dividends.

Stock-based compensation cost is measured at the grant date, based on the fair value of the award, and recognized as an expense on a straight-line basis over the requisite service period.  The Company elected to account for its graded vesting options on a straight-line basis over the requisite service period for the entire award. The Company recognizes the effect of awards for which the requisite service is not rendered when the award is forfeited.

Leases

Effective January 1, 2019, the Company adopted FASB ASC Topic 842, Leases (“ASC 842”).
As such, the Company has recognized a right-of-use asset and a corresponding lease liability on the balance sheet for all leases with a term of more than twelve months. The Company has adopted the practical expedient and elected not to recognize right-of-use assets and liabilities for leases with a term of 12 months or less. See Note 9 herein for further information.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities at currently enacted tax rates. These temporary differences primarily relate to net operating loss carryforwards available to offset future taxable income. Valuation allowances are established, if necessary, to reduce a deferred tax asset to the amount that will more likely than not be realized.

The Company recognizes tax liabilities from an uncertain tax position only if it is more likely than not that the tax position will not be sustained upon examination by the taxing authorities, based on the technical merits of the tax position. There are no uncertain tax positions that have been recognized in the accompanying financial statements. The Company is required to file tax returns in the U.S. federal jurisdiction and various states.  The Company’s policy is to recognize interest and penalties related to uncertain tax benefits (if any) in operating expenses. No such interest and penalties have been accrued as of December 31, 2020 and 2019.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 2 – Summary of Significant Accounting Policies (Continued)

Reclassifications

Certain amounts reported in the 2019 financial statements have been reclassified to conform with the 2020 presentation. The reclassification relates to the short term portion of the Company’s operating lease right-of-use asset, which was previously included within prepaid expenses and other current assets. The reclassification had no effect on the previously reported amount of net income for the year ended December 31, 2019.

Note 3 – Revenue Recognition

Effective January 1, 2019, the Company adopted ASC 606. ASC 606 was applied using the modified retrospective transition method with the cumulative effect of the initial adoption being recognized as an adjustment to opening retained earnings at January 1, 2019.

The Company’s revenue recognition policies are established in accordance with ASC 606, and accordingly, recognizes revenue when control of the promised good or service is transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods or services.

Upon adoption of ASC 606, accounting policies were changed to require recognizing revenue net of amount retained, recognizing trade credits in net revenue, and recognizing referral fees at the time of revenue recognition.

The primary source of the Company’s revenue is from agency arrangements in the form of fee or commissions. The Company buys both digital and traditional media. Digital media includes display, video, social, search, and mobile. Traditional media includes radio, print and television.  The media is purchased across a range of platforms through third party vendors. The Company’s obligation under media buying services is to negotiate and purchase advertising media from a third-party media vendor on behalf of a client to execute its media plan. The Company does not obtain control prior to transferring these services to its clients; therefore, the Company acts as agent for media buying services.

Therefore, revenue is recorded equal to the net amount retained for the Company’s fees or commission, equal to the gross amount billed less the third-party vendor costs. The revenue is recognized at the time of placement of the media advertisement, when there is no further performance obligation, and when collection is reasonably assured. Client invoices are generated either pre-campaign launch, monthly, or at the end of the campaign. For those campaigns that are pre-billed, revenue is deferred until the impressions are delivered.  At December 31, 2020 and 2019, advance billings totaled $930,943 and $1,233,847, respectively.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 3 – Revenue Recognition (Continued)

The following is a rollforward of advanced billings during the years ended December 31:

	2020	2019

Beginning balance	$1,233,847	$1,688,662
Advanced billings	9,130,034	9,215,749
Contractual obligations fulfilled	(9,432,938)	(9,670,564)

Ending balance	$930,943	$1,233,847

Advanced billings are expected to be utilized within the next twelve months.  In general, customer’s payment terms are net 30.

The Company selectively accepts competitive trade credits as partial payment for media purchases that were issued by other barter media companies.  The Company has a services agreement with a third-party to provide “Barter” media to advertisers. The third-party issues trade credits for specific assets in return for certain media services provided by the Company for a combination of cash and a smaller percentage of trade credit. Accordingly, trade credits are considered part of the transaction price and are included in net revenue in accordance with ASC 606.  The trade credits were $351,365 and $748,479 for years ended December 31, 2020 and 2019, respectively.

The Company has arrangements with the referral partners to which periodic referral payments are made as percentage of cash gross profit subject to certain adjustments.  The Company applied the practical expedient to expense referral fees as the duration is less than one year. In addition, the referral fees are recognized as expense as revenue is recognized. All contracts at the date of initial application were reviewed. The cumulative effect of ASC 606’s initial application resulted in the recording of referral fees totaling $128,112 as an adjustment to opening retained earnings on January 1, 2019, which increased previously reported accrued expenses and business development and marketing expense. For year ended December 31, 2020 and 2019, the referral fees are $777,409 and $ 1,775,259, respectively and are recorded in the statement of operations in business development and marketing expense.

The Company’s net revenue is recognized at a point and time and can be disaggregated into two types of media: digital and traditional.

	2020	2019

Digital	$3,975,055	$6,628,986
Traditional	652,567	1,142,489

	$4,627,622	$7,771,475

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 4 – Property and Equipment

Property and equipment consist of the following:

	2020	2019

Furniture and fixtures	$83,357	$83,357
Computer equipment and hardware	59,146	63,650
Equipment	5,410	5,410
Website development costs	3,325	9,500
Leasehold improvements	20,774	20,774

	172,012	182,691
Accumulated depreciation and amortization	(115,338)	(95,969)

	$56,674	$86,722

For years ended December 31, 2020 and 2019, depreciation and amortization expense for property and equipment was $37,288 and $36,655, respectively.

Note 5 – Stockholders’ Equity

The Company has preferred stock, voting common stock and non-voting common stock. The preferred stock has been issued in three tranches—Series A, Series A-1 and Series A-2. The voting common stock can only be held by current employees, consultants or other service providers.  The voting common stock immediately converts to non-voting common stock when the service provider is no longer providing services in any capacity to the Company.

The holders of the Series A, A-1 and A-2 preferred stock are entitled to a cumulative dividend at the rate of $10.032, $1.94346 and $.00389, respectively per share, payable in preference and priority to any dividend on common stock (except a common stock dividend payable in shares of common stock).

Each share of preferred stock is convertible at any time, at the option of the shareholder, into voting common stock at the then effective conversion rate for the Series A, A-1 and A-2. All preferred shares are automatically converted into voting common stock immediately prior to the closing of an initial public offering, upon receipt of the Company of a conversion request by a majority of the preferred shareholders, or when a majority of the preferred stock has been converted into voting common stock. When an automatic conversion has occurred, the shares cannot be re-issued.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 5 – Stockholders’ Equity (Continued)

The conversion price is initially set as the original issue price of the series of preferred stock.  The conversion price is adjusted when there is an issuance of additional shares of common stock for consideration less than the last preferred stock issuance.

The original issue prices for the Series A, Series A-1 and Series A-2 preferred stock issuances were $167.20, $32.391, and $.064795, respectively. For the Series A-1 and A-2 issuances, the initial preferred shareholders were given the right of first offer to recapitalize the business on a pro-rata ownership basis per the corporate documents.  All the major preferred shareholders except one initial shareholder elected to exercise this right.  In accordance with the accounting standards in effect at the time of A-1 and A-2 issuances, the Company determined that the preferred stock was an equity instrument and that the economic characteristics and risks were clearly and closely related to the common stock.  Therefore, the embedded conversion feature was not required to be bifurcated and recorded as a liability.

In the event of liquidation, the Series A, A-1 and A-2 preferred stockholders are entitled to receive preference in distribution of the assets of the Company. The liquidation preference per share is the amount of the Series A, A-1 and A-2 original issue price of $167.20, $32.391 and $.064795, respectively, plus all unpaid preferred dividends. In certain circumstances the original issue price is adjusted. The assets will be distributed first to the Series A-2 holders then pro rata among the Series A and Series A-1 preferred shareholders. If there are insufficient funds for the holders of preferred stock to receive full amount of their distribution, then the entire assets of the Company can be distributed as permitted by General Corporation Law. After payment to the preferred stockholders, any remaining assets available for distribution will be distributed pro rata to the holders of the preferred stock and common stock in proportion to the number of common shares held by them on an as-converted basis.

Each class of preferred stock is redeemable at any time for cash at the holder’s option on or after seventh anniversary of the original issuance dates for the then effective original issue price plus all unpaid preferred dividends.  If a shareholder so elects to redeem shares, a majority of the preferred shareholders acting as a single class must approve the redemption.  Delaware law limits the amount of funds that may be deployed for a redemption to an amount not to exceed the Company’s surplus or cause the Company to become insolvent.  In the event, the Company cannot make the redemption, in whole or in part, then the share not redeemed will accrue interest at 9 percent per annum and all shareholders shall be required to expand the Board of Directors to have additional members.

The Series A preferred stock is redeemable on or after the seventh anniversary of the original issuance dates ranging from October 9, 2013 through April 30, 2014.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 5 – Stockholders’ Equity (Continued)

The Series A-1 preferred stock is redeemable on or after the seventh anniversary of the original issuance date of July 16, 2014.

The Series A-2 preferred stock is redeemable on or after the seventh anniversary of the original issuance date of May 15, 2015.

Each share of preferred stock is entitled to the number of votes equal to number of common shares on an as-converted basis.  Each share of voting common stock is entitled to one vote.

The non-voting common stock has all the same rights and privileges as the voting common stock except for voting rights.

Note 6 – 2013 Stock Option and Equity Related Incentive Plan

The Company adopted the 2013 Stock Option and Equity Related Incentive Plan (“2013 Incentive Plan”). In accordance with the 2013 Incentive Plan, options, stock appreciation rights, restricted stock awards or deferred stock awards may be issued to employees, officers, directors, or consultants.  The plan is administered by the Board of Directors. Effective April 15, 2015, an aggregate of 2,894,226 shares have been reserved for issuance pursuant to the 2013 Incentive Plan.  The 2013 Incentive Plan contained 2,346,250 and 2,396,250 shares outstanding as of December 31, 2020 and 2019, respectively.

The fair value of each option award under the plan is estimated on the date of the grant using the Black-Scholes Merton option pricing model.  The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding.  The risk-free interest rate for periods related to the expected life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant.  The expected volatility is based on volatilities noted within similar public companies in the same industry.  The expected dividend yield assumption is based upon the Company’s current intent to not pay dividends in the future.

Pursuant to the terms of the 2013 Incentive Plan, the options granted are exercisable for a period not more than ten years after the grant date; however, all currently issued options have a vesting period of 4 years.

The exercise price of incentive stock options is to be no less than the fair market value of a share of stock on the date of grant and if the optionee is a 10 percent or more shareholder, such exercise price cannot be less than 110 percent of the fair market value of a share of stock on the date of grant.  The Company has issued stock options to various employees with vesting terms and exercise prices determined by the Board of Directors.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 6 – 2013 Stock Option and Equity Related Incentive Plan (Continued)

The following table summarizes common stock option activity:

	Options Outstanding	Weighted Average Exercise Price Per Share	Weighted Average Contractual Life (Years)

January 1, 2019	2,396,250	$0.207
Options granted	--	--
Options forfeited	--	--
Options exercised	--	--

December 31, 2019	2,396,250	$0.207	7.22

Exercisable at December 31, 2019	1,650,708

Options granted	--	$--
Options forfeited	(50,000)	0.390
Options exercised	--	--

December 31, 2020	2,346,250	$0.203	6.05

Exercisable at December 31, 2020	1,959,292

For the year ended December 31, 2020 and 2019, stock-based compensation expense was $51,351 and $54,464, respectively.  The unrecognized compensation expense relating to these options was $75,244 and $131,886 as of December 31, 2020 and 2019, respectively.  These amounts are expected to be recognized over a weighted average period of approximately two years.

There were no stock appreciation rights, restricted stock awards, and deferred stock awards outstanding and none were granted during 2020 and 2019.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 7 – Income Taxes

The Company files a tax return in all appropriate jurisdictions.  The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, using enacted tax rates in effect in the years in which the differences are expected to reverse.  Under the asset and liability method, deferred income tax assets and liabilities are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

The Company follows the provisions of the ASC 740 related to accounting for uncertainty in income taxes.  The Company has not recorded a reserve for any tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.  When and if applicable, potential interest and penalty expenses are accrued as incurred and classified in selling, general and administrative expenses in the statements of operations.  The Company has no liability for unrecognized tax benefits.

Income tax expense consists of the following:

	2020	2019

Current Benefit (Expense)
Federal	$7,753	$9,720
State	(41,085)	(121,935)
Total Current Benefit (Expense)	(33,332)	(112,215)
Deferred Benefit (Expense)
Federal	218,476	(131,413)
State	91,141	(54,821)
Total Deferred Benefit (Expense)	309,617	(186,234)
Income Tax Benefit (Expense)	$276,285	$(298,449)

The difference between the federal statutory rate and the Company’s effective tax rate is primarily due to state taxes and items not deductible for tax purposes.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 7 – Income Taxes (Continued)

The Company’s deferred taxes consist of the following:

	2020	2019

Deferred Tax Assets
Net operating losses	$1,545,554	$1,151,252
Accruals not currently deductible	69,686	199,152
Stock based compensation	36,560	--

Deferred Tax Liabilities
Difference in depreciation and amortization method for property and equipment	(15,508)	(23,729)

Deferred Tax Assets, net	$1,636,292	$1,326,675

The Company performs an annual evaluation of its ability to realize its deferred tax assets based on all available evidence, both positive and negative, including the Company’s operations over the past three years, expected future profitability, historical utilization of credits and carry forward expiration dates.

The Company had various deferred tax assets at December 31, 2020 and 2019, which were comprised primarily of net operating loss carryforwards. The Company’s federal net operating losses that have been incurred prior to December 31, 2017 will continue to have a 20-year carryforward limitation applied and will need to be evaluated for recoverability in the future. Net operating losses incurred after December 31, 2017 will have an indefinite life, but usage will be limited to 80% of taxable income in any given year. The Company has net operating loss carryforwards of approximately $5,648,258 and $4,207,274 as of December 31, 2020 and 2019, respectively, available to offset future taxable income, which will begin to expire in 2034.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 8 – Financing Arrangements

Lines of Credit

On November 22, 2019, the Company entered into a line of credit note (“note”) with a financial institution in the original principal amount up to $2,000,000 and certain credit cards and cash management services (“credit card line”) up to an aggregate principal amount of $500,000.  The proceeds of the note were intended for general business purposes. The note’s interest rate was at the London interbank offered rate (“LIBOR”) plus 3% per annum and matured on November 30, 2020. Through maturity, interest was paid in consecutive monthly installments on the last day of each month.

The note was collateralized by the Company’s receivables with limitation of up to 80 percent of the eligible balance.  There were certain qualifying events that could accelerate maturity of the note including, but not limited to: failure to pay any debt in excess of $50,000; default under the note agreement; loss, theft, or destruction of assets in excess of $150,000 not covered by insurance; bankruptcy, reorganization, or liquidation of the Company; and seizure or garnishment of property in excess of $150,000.

The note had reporting requirements with the financial institution including: a borrowing base certificate and a certified list of accounts receivable aging to be delivered within 15 days after the end of each fiscal quarter, and audited financial statements to be delivered within 120 days after the end of the fiscal year.

At November 30, 2020 the note was not renewed. No funds were drawn on the note during its term.  The credit card line was amended in November 2020 to an aggregate principal amount up to $250,000.  The credit card line is collateralized by cash of $262,500 being held by the financial institution in a money market account.

Paycheck Protection Program

On April 15, 2020, the Company entered into loan agreement in the amount of $481,325 with JPMorgan Chase N.A. as part of the Paycheck Protection Program Loan Program (PPP) established by the U.S. Small Business Administration (SBA) under the Division A, Title I of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the Act). The proceeds of the PPP loan have been used solely for the eligible expenses specified in and established by the PPP, and are eligible for forgiveness after twenty four weeks by the SBA following the date the PPP loan is funded provided certain criteria is met, as defined in the PPP loan agreement and the Act. Any balance of the PPP loan not forgiven bears interest at 0.98 percent, due in equal monthly installments from the period beginning 10 months after the end of the Company’s covered period through April 2022.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 8 – Financing Arrangements (Continued)

Paycheck Protection Program (Continued)

Consistent with the requirements of the PPP for loan forgiveness, the Company has used the entire loan proceeds solely for payment of payroll and otherwise in a manner which it believes satisfy the requirements for loan forgiveness. However, no assurance can be given that any application for loan forgiveness that the Company may submit will be approved, in whole or in part. As of the date the financial statements were available to be issued, the Company has not yet been able to apply for forgiveness with JP Morgan Chase. The Company will apply for forgiveness once able.

The following schedule reflects the future aggregate principal payments currently due under the PPP loan while forgiveness is pending:

Years ending December 31,

2021	$264,325
2022	217,000

$481,325

Note 9 – Commitments and Contingencies

Leases

Effective January 1, 2019, the Company adopted ASC 842 and applied it using the modified retrospective transition method. The adoption had a substantial impact on the balance sheet resulting from recognition of operating lease right to use assets and the operating lease liabilities. There is no difference in the results of operations presented in the statement of operations as result of implementation.

The Company’s leasing policies are established in accordance with ASC 842, and accordingly, recognizes on the balance sheet at the time of lease commencement a right-of-use asset and a lease liability, initially measured at the present value of the lease payments. Right-of-use lease assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The Company is amortizing the right-of-use assets over the remaining life of the leases.  For the years ended December 31, 2020 and 2019, amortization expense related to the right-of-use asset was $174,558 and $89,804, respectively.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 9 – Commitments and Contingencies  (Continued)

Leases (Continued)

All right-of-use assets are reviewed for impairment. There was no impairment in 2020 or 2019. As the Company’s implicit rate in its leases is not readily determinable, the Company used the prime rate as published in Wall St. Journal. Lease payments included in the measurement of the lease liability are comprised of noncancellable lease payments.

In addition, the leases contain variable payments for utilities, real estate tax, repairs and maintenance, and other operating expenses. Such amounts are not included in the measurement of the lease liability and are recognized in the period when the facts and circumstances on which the variable lease payments are based upon occur.

The Company has recorded two right to use assets for the Company’s office space. The initial lease commenced March 30, 2017 and amendment was executed December 19, 2018.  The amendment increased the rentable square footage and extended the lease term for seven years and eight months after the expansion premises is delivered which was June 20, 2019.  The operating lease charges are recorded in selling, general and administrative expense. For the years ended December 31, 2020 and 2019, total rent expense was $287,225 and $220,320, respectively.

The following table presents future minimum lease payments and reconciliation to the corresponding lease liabilities:

Years ending December 31,

2021	$259,591
2022	267,002
2023	274,413
2024	281,824
2025	291,705
Thereafter	340,803

1,715,338
Less present value discount	269,461

Lease liability	$1,445,877

Note 9 – Commitments and Contingencies (Continued)

Indemnification Agreements

The Company has entered into indemnification agreements with directors and officers of the Company that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers. No demands have been made upon the Company to provide indemnification under such agreements, and thus there are no claims that the Company is aware of that could have a material effect on the Company’s balance sheets, statements of operations, or cash flows.

Note 10 – Risks, Uncertainties, and Concentrations

The Company is subject to those risks common in advertising, media and technology-driven markets, including, but not limited to, competitive forces, dependence on key personnel, customer demand for its solution, management of growth, adaption and compliance with government regulations related to privacy, and the possibility of not being able to obtain additional financing if and when needed.

The COVID-19 pandemic has significantly impacted Company’s business and results of operations in 2020, as the pandemic has affected substantially all of the Company’s customers.  Certain industry sectors have been affected more immediately and more significantly than others.  Clients have cut costs including postponing or reducing marketing expenditures. The Company aligned its cost structure and workforce to address this reduction in revenue. The Company expects that the pandemic will continue to have a significant effect on the  ongoing operations and financial position of the Company.  These effects of the pandemic have been and may continue to be material.

Customers are considered major customers when revenue exceeds 10 percent of revenue for the period or customer’s receivables balance exceed 10 percent of total accounts receivable.

For 2020, five customers accounted for 94 percent of net revenues, ranging from 41 to 10 percent.  Two customer’s receivable balance accounted for 77 percent and 16 percent of total accounts receivable.

For 2019, four customers accounted for 88 percent of net revenues, ranging from 53 to 10 percent. Two customer’s receivable balance accounted for 61 percent and 25 percent of total accounts receivable.

MEDIACROSSING INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Note 10 – Risks, Uncertainties, and Concentrations (Continued)

The Company believes it has mitigated its credit risk by monitoring the risk profile of its customers and requiring pre-payment for services in certain circumstances.  The loss or significant reduction in orders from the Company’s major customers could have a material adverse effect on the Company.

Note 11 – Retirement Plan

The Company has established the MediaCrossing Inc. 401(k) Profit Sharing Plan (“Plan”). It is a defined contribution plan under Section 401(k) of the Internal Revenue Code. This Plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis or post tax basis. The Company may make matching contributions to the 401(k) portion of the Plan allocated to eligible participants. For the years ended December 30, 2020 and 2019, the Company made matching contribution of $73,063 and $80,522, respectively.  The Company may make contributions to the profit sharing portion of the Plan using a discretionary contribution formula to only eligible employees. There were no profit sharing contributions made to the Plan by the Company during 2020 and 2019.

Note 12 – Subsequent Events

The Company has evaluated subsequent events occurring through February 18, 2021, the date the financial statements were available to be issued and has determined that no subsequent events had occurred that would require recognition or disclosure in the financial statements.